UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011 (January 31, 2011)

U-STORE-IT TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Daniel B. Hurwitz from the Board of Trustees

On January 31, 2011, Daniel B. Hurwitz advised us that he was resigning from our Board of Trustees, as a member of the Audit Committee and as Chair of the Compensation Committee of our Board of Trustees, effective immediately.  In his resignation letter, Mr. Hurwitz confirmed that his resignation was not the result of a disagreement with us on any matters relating to the operations, policies or practices of our company.

Appointment of Jeffrey F. Rogatz to the Board of Trustees

On January 31, 2011, our Board of Trustees appointed Jeffrey F. Rogatz as a Trustee of our Board until the 2011 annual meeting of shareholders and until his successor is elected and qualified.  There were no arrangements or understandings between Mr. Rogatz and any person pursuant to which he was elected a Trustee.  Mr. Rogatz will receive compensation for Board service commensurate with our other non-employee Trustees as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2010.

Mr. Rogatz, 49, is the co-founder of Palladian Realty Capital which provides consulting and advisory services to public and private real estate companies.  In addition to Palladian Realty Capital, Mr. Rogatz is the founder and President of Triangle Real Estate Advisors LLC, a real estate asset management company, which is the manager of Triangle Real Estate Securities Fund LLC.  Mr. Rogatz is also founder and President of Ridgeway Capital LLC, a real estate investment and advisory firm that invests in office, industrial and retail leased assets in the Mid-Atlantic area, and provides advisory services to various clients which have included several publicly traded real estate investment trusts.  Prior to founding Ridgeway Capital in 2001, Mr. Rogatz was chief financial officer of Brandywine Realty Trust, a New York Stock Exchange listed real estate investment trust. Prior to joining Brandywine in 1999, Mr. Rogatz was a managing director and head of the REIT practice for Legg Mason Wood Walker, Incorporated.

Mr. Rogatz resides in Wilmington, Delaware. He is a member of the National Association of Real Estate Investment Trusts, Urban Land Institute and the International Council of Shopping Centers. Mr. Rogatz is a member of the Board of Directors of CapLease, Inc., a publicly traded diversified real estate investment trust, the Friends of Woodlawn Library, Inc. and Opera Delaware, and a member of the William and Mary Business School Foundation Board.  Mr. Rogatz received an MBA in finance with honors from the College of William and Mary in 1987 and received a BS from the University of Virginia in 1983.

In connection with Mr. Rogatz’s appointment to the Board, we and our Operating Partnership entered into an indemnification agreement with Mr. Rogatz in substantially the same form as the indemnification agreements that we have entered into with each of our other Trustees.  The indemnification agreement requires, among other matters, that we indemnify Mr. Rogatz to the maximum extent permitted by law for all expenses and liabilities arising out of any proceeding involving Mr. Rogatz by reason of his service as a member of our Board and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

The summary of the material terms of the indemnification agreement is qualified in its entirety by reference to the complete text of the indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1†	Indemnification Agreement between Jeffrey Rogatz and U-Store-It Trust dated January 31, 2011

†	Denotes a management contract or compensatory plan, contract or arrangement.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: February 1, 2011	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President — Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1†	Indemnification Agreement between Jeffrey Rogatz and U-Store-It Trust dated January 31, 2011

†	Denotes a management contract or compensatory plan, contract or arrangement.